EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Tocqueville Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Tocqueville Trust for the period ended April 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Tocqueville Trust for the stated period.

/s/ Robert W. Kleinschmidt	/s/ Jeff Zatkowsky
Robert W. Kleinschmidt Principal Executive Officer The Tocqueville Trust	Jeff Zatkowsky Principal Financial Officer, The Tocqueville Trust

Dated:	7/6/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Tocqueville Trust for purposes of Section 18 of the Securities Exchange Act of 1934.